UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(AMENDMENT NO. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2016

ALERE INC.

(Exact name of registrant as specified in charter)

Delaware	1-16789	04-3565120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453

(Address of Principal Executive Offices) (Zip Code)

(781) 647-3900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Form 8-K/A Amendment No. 1 is filed solely to include an additional GAAP/non-GAAP reconciliation that was inadvertently omitted from the earnings release attached to the original Form 8-K filed on August 8, 2016.

Item 2.02 Results of Operations and Financial Condition.

Attached as Exhibit 99.1 to the original Form 8-K filed on August 8, 2016 was a copy of a press release of Alere Inc. dated August 8, 2016, announcing the Company’s financial results for both the fiscal quarter and fiscal year ended December 31, 2015, which was furnished to the Securities and Exchange Commission. Set forth below are reconciliations of GAAP net income to non-GAAP Adjusted EBITDA for the three months and fiscal year ended December 31, 2014. The information in this Amendment to our Form 8-K is being furnished under Item 2.02 of Form 8-K.

Alere Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA

(in thousands)

	Three Months Ended December 31, 2014(2)	Year Ended December 31, 2014(2)
Net income (loss) (1)	$111,434	$(33,436)
Less: Income from discontinued operations, net of tax	142,400	138,318

Loss from continuing operations	(30,966)	(171,754)
Adjustment related to acquired software license contracts	285	1,401
Income tax benefit	13,224	70,930
Depreciation and amortization	85,215	336,556
Interest, net	51,966	206,800
Non-cash stock-based compensation expense	4,701	12,452
Non-cash fair value adjustments to acquisition-related contingent consideration	(4,765)	12,277
Impairment and (gain) loss on dispositions, net	7,104	7,742
Loss on sale of equity investment	—	457

Non-GAAP Adjusted EBITDA	$126,764	$476,861

(1)	Net loss for the three months and year ended December 31, 2014 includes non-interest related restructuring charges of $21.6 million and $58.7 million, respectively; acquisition costs of $0.2 million and $0.9 million respectively; and costs associated with potential business dispositions of $5.8 million and $26.6 million, respectively, which have not been added back for purposes of computing Non-GAAP Adjusted EBITDA.
(2)	Reflects impact of revisions to our financial statements for the three months and fiscal year ended December 31, 2014. For more information on these revisions, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERE INC.

Date: August 17, 2016	By:	/s/ James Hinrichs
James Hinrichs
Executive Vice President and Chief Financial Officer